Exhibit 5.1



                                February 25, 1997





Board of Directors
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, DC  20006


Ladies and Gentlemen:

                  We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission relating to the proposed public offering of up to $1,000,000,000 in aggregate amount of its (i) unsecured debt securities (the "Debt Securities"), (ii) preferred stock (the "Preferred Stock"), (iii) shares of common stock, $.01 par value (the "Common Stock"), (iv) warrants to purchase Common Stock (the "Common Stock Warrants") and (v) shares of Preferred Stock represented by depositary shares ("Depositary Shares" and, together with the Debt Securities, Preferred Stock, Common Stock and Common Stock Warrants, the "Securities") all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Articles of Amendment and Restatement of Articles


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Board of Directors
CarrAmerica Realty Corporation
February 25, 1997
Page 2

of Incorporation, as amended (the "Articles"), and applicable Maryland law. We further assume that (i) any senior Debt Securities will be issued pursuant to a "Senior Indenture" and any subordinated Debt Securities will be issued pursuant to a "Subordinated Indenture," the forms of which will be filed as exhibits on Current Form 8-K prior to issuance thereof, (ii) any Common Stock Warrants will be issued under one or more common stock warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"), (iii) prior to any issuance of shares of Preferred Stock or Depositary Shares, appropriate articles supplementary shall be filed for recordation with the State Department of Assessment and Taxation of the State of Maryland (each, "Articles Supplementary") and (iv) any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary").

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Articles, as certified by the State Department of Assessment and Taxation of the State of Maryland on January 27, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Second Amendment and Restatement of Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. Resolutions of the Board of Directors of the Company adopted by unanimous consent on January 27, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents

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Board of Directors
CarrAmerica Realty Corporation
February 25, 1997
Page 3

submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on
(i) the General Corporation Law of the State of Maryland and (ii) Maryland contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of Maryland), and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that:

                  1. When the Registration Statement has become effective under the Securities Act of 1933 (the "Act") and when the Debt Securities have been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee thereunder (the "Trustee"), and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

                  2. When the Registration Statement has become effective under the Act and when a series of the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Articles and applicable law, and appropriate Articles Supplementary have been filed, and, upon issuance and delivery of such series of Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the



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Board of Directors
CarrAmerica Realty Corporation
February 25, 1997
Page 4




         applicable Prospectus Supplement, the shares represented by such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

                  3. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of such Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

                  4. When the Registration Statement has become effective under the Act and when the Common Stock Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock Warrants will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Common Stock Warrants are considered in a proceeding in equity or at law).

                  5. When the Registration Statement has become effective under the Act and when a series of Preferred Stock underlying a series of Depositary Shares has been classified by applicable Board Action, in accordance with the terms of the Articles and applicable law, and appropriate Articles Supplementary have been filed with respect to such shares of Preferred Stock, and the execution and delivery of a Deposit Agreement have been appropriately authorized by applicable Board Action, and when the depositary receipts representing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary against payment of

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Board of Directors
CarrAmerica Realty Corporation
February 25, 1997
Page 5




         valid consideration therefor in accordance with the terms of the Deposit Agreement and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be validly issued.



                  To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

                  To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a warrant agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary and the Company in accordance with its terms; that the Depositary is in


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Board of Directors
CarrAmerica Realty Corporation
February 25, 1997
Page 6




compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

                  The opinions expressed in Paragraphs (1) and (4) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraphs (1) and (4), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                      Very truly yours,


                                                      /s/ Hogan & Hartson
                                                      --------------------------
                                                      HOGAN & HARTSON L.L.P.